As filed with the Securities and Exchange Commission on August 9, 2004

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRANSMETA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0402448 (I.R.S. Employer Identification No.)

3990 Freedom Circle
Santa Clara, California 95054

(Address of Principal Executive Offices, including Zip Code)

2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan

(Full Title of the Plans)

Matthew R. Perry
Chief Executive Officer, President and a Director

Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
(408) 919-3000

(Name, Address and Telephone Number of Agent For Service)

Copies to:
Mark A. Leahy, Esq.
Andrew J. Schultheis, Esq.
Fenwick & West LLP
801 California Street, Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
	to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Per Share	Price	Registration Fee
Common Stock, $0.00001 par value	10,051,710 (1)	$1.005 (2)	$10,101,969 (2)	$1,279.92 (3)

(1)	Represents 8,376,425 shares reserved for issuance upon the exercise of stock options that may be granted under the 2000 Equity Incentive Plan and 1,675,285 shares reserved for issuance upon the exercise of purchase rights that may be granted under the 2000 Employee Stock Purchase Plan.

(2)	Estimated as of August 6, 2004 pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART II
ITEM 8. EXHIBITS.
SIGNATURES
Exhibit Index
EXHIBIT 5.01
EXHIBIT 23.02

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

     This registration statement on Form S-8 registers an aggregate of 8,376,425 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant’s 2000 Equity Incentive Plan and 1,675,285 additional shares of common stock automatically reserved for issuance upon the exercise of purchase rights granted under the Registrant’s 2000 Employee Stock Purchase Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (Registration No. 333-49494) filed with the Securities and Exchange Commission on November 7, 2000, March 7, 2001 (Registration No. 333-56654), January 18, 2002 (Registration No. 333-77052), May 28, 2002 (Registration No. 333-89220) and March 28, 2003 (Registration No. 333-104100).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.01	Power of Attorney (see signature page).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Transmeta Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 9th day of August, 2004.

TRANSMETA CORPORATION
By:	/s/ John O’Hara Horsley
John O’Hara Horsley
Chief Financial Officer, Vice President, General Counsel and Secretary

POWER OF ATTORNEY

     KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew R. Perry and John O’Hara Horsley, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Matthew R. Perry Matthew R. Perry	Chief Executive Officer, President and a Director (Principal Executive Officer)	August 9, 2004
/s/ John O’Hara Horsley John O’Hara Horsley	Chief Financial Officer, Vice President, General Counsel and Secretary (Principal Financial Officer and Principal Accounting Officer)	August 9, 2004
/s/ R. Hugh Barnes R. Hugh Barnes	Director	August 9, 2004
/s/ Murray A. Goldman Murray A. Goldman	Director	August 9, 2004
/s/ David R. Ditzel David R. Ditzel	Director	August 9, 2004
/s/ William P. Tai William P. Tai	Director	August 9, 2004
/s/ T. Peter Thomas T. Peter Thomas	Director	August 9, 2004
/s/ Rick Timmins Rick Timmins	Director	August 9, 2004

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Exhibit Index

Exhibit
Number	Description
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.01	Power of Attorney (see signature page).

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